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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATALINK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2001

    The Annual Meeting of Stockholders of Datalink Corporation will be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota on Tuesday, May 8, 2001, at 3:00 p.m. local time for the following purposes:

    1.  To elect five directors, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

    2.  To approve an increase in the shares reserved under the Company's 1999 Incentive Compensation Plan;

    3.  To approve the Company's 2000 Director Stock Option Plan;

    4.  To act upon any other business as may properly come before the Annual Meeting.

    Holders of the Company's common stock at the close of business on March 26, 2001 will be entitled to vote at the Annual Meeting.

                      By Order of the Board of Directors,

                      /s/ Jeffrey C. Robbins

                      Jeffrey C. Robbins,
                       Secretary

Minneapolis, Minnesota
April 3, 2001

    To assure your representation at the meeting, please sign, date and return your proxy on the enclosed proxy card whether or not you expect to attend in person. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

PROXY STATEMENT
OF
DATALINK CORPORATION
7423 Washington Avenue South
Minneapolis, Minnesota 55439

Time, Date and Place of Annual Meeting

    This Proxy Statement is furnished to the stockholders of Datalink Corporation in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders or any adjournments or postponements of that meeting. The Annual Meeting will be held at the Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota at 3:00 p.m. local time on May 8, 2001. The mailing of this Proxy Statement to the Company's stockholders commenced on or about April 6, 2001.

Information Concerning the Proxy

    We have enclosed a proxy card for your use. The Board of Directors solicits you to MARK, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. Any proxy given to this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in such proxy. However, if no direction is given by a stockholder, the shares will be voted as recommended by the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should a stockholder giving the proxy so desire. Any stockholder giving a proxy may revoke it any time prior to its use, either in person at the Annual Meeting or by giving the Company's Secretary a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

    The Company will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and the cost of forwarding the material to the beneficial owners of the common stock. Directors, officers and regular employees of the Company may solicit proxies by telephone or personal conversation. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

    Under the Company's Amended and Restated Articles of Incorporation, an action of the stockholders requires the affirmative vote of the holders of a majority of the voting power of all voting shares represented at a duly held meeting of the shareholders, except where a larger proportion is required by Minnesota law. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business as well as shares entitled to vote on that particular matter. Accordingly, an abstention on any matter will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes do not have the same effect as a negative vote on the matter.

PROPOSAL NUMBER ONE
Election of Directors

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of five nominees to serve as directors for one-year terms expiring at the next annual meeting of stockholders and until their successors are elected. The five nominees are Paul F. Lidsky, Margaret A. Loftus, Greg R. Meland, James E. Ousley and Robert M. Price. All of the nominees are now directors.

    The Board of Directors believes that all of the nominees are available and will serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees. In that event, the shares represented by the proxy cards returned to the Company will be voted for the substitute nominees, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Director Biographical Information

    Paul F. Lidsky was elected as a director in June 1998. Since 1997, Mr. Lidsky has been the President and Chief Executive Officer of OneLink Communications, Inc., a telecommunications company. Between 1992 and 1997, Mr. Lidsky was employed by Norstan, Inc., a comprehensive technology services company, most recently as Executive Vice President of Strategy and Business Development. Mr. Lidsky is also a director of OneLink Communications, Inc. Mr. Lidsky is 47.

    Margaret A. Loftus was elected as a director in June 1998. Ms. Loftus is an owner of Loftus Brown-Wescott, Inc., a business consulting firm, which she co-founded in 1989. Between 1976 and 1988, she was employed by Cray Research, Inc., most recently as Vice President of Software. Ms. Loftus is also a director of Analysts International Corporation. Ms. Loftus is 56.

    Greg R. Meland joined the Company in 1991 as its Vice President of Sales and Engineering. He became President and Chief Executive Officer in 1993. Between 1979 and 1991, Mr. Meland served in various sales and marketing positions with the Imprimis disk drive subsidiary of Control Data Corporation (which was sold to Seagate in 1989), most recently as the North Central U.S. Director of Sales. Mr. Meland is 47.

    James E. Ousley was elected as a director in June 1998. Since October 2000, he has served as Chairman of Syntegra USA, a division of British Telecommunications plc. Between 1992 and October 2000, Mr. Ousley was President and Chief Executive Officer of Control Data Systems, Inc., a leading systems integrator and provider of electronic commerce solutions. British Telecommunications plc acquired Control Data in September 1999 and changed Control Data's name to Syntegra. Between 1968 and 1992, Mr. Ousley served in various sales, marketing and operational executive positions with Control Data Corporation Inc., most recently as President of the Computer Products Group. Mr. Ousley is also a director of Bell Microproducts, Inc. and ActiveCard, Inc. Mr. Ousley is 55.

    Robert M. Price was elected as the Chairman of the Board and a director of the Company in June 1998. Mr. Price has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, he served in various executive positions, including as Chairman and Chief Executive Officer, with Control Data Corporation. Mr. Price also serves on the Board of Directors of International Multifoods Corporation, Tupperware Incorporated, Fourth Shift Corporation, Affinity Technology Group, Inc. and Public Service Company of New Mexico. Mr. Price is Mr. Meland's father-in-law. Mr. Price is 70.

Board Committees and Meetings

    During 2000, the Board of Directors met five times. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which the director served.

    The Board of Directors has established a Compensation Committee and an Audit Committee. Mr. Lidsky, Ms. Loftus and Mr. Ousley are the members of both the Compensation Committee and the Audit Committee.

    The Compensation Committee, which met twice in 2000, reviews the compensation of executive officers and makes recommendations to the Board of Directors regarding that compensation. It also administers the Company's incentive compensation plan and makes recommendations about the plan to the Board of Directors.

    The Audit Committee, which met twice in 2000, recommends the hiring of the Company's independent accountants and assesses the independence of the accountants. It also reviews the plans for, and the results and scope of, the independent accountants' auditing engagement and considers other matters relating to the independent accountants' services to the Company.

    The Board of Directors does not have a standing nominating committee.

Compensation Committee Interlocks And Insider Participation

    None of the members of the compensation committee is now, or was during 2000, one of the Company's officers or employees. During 2000, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of the Company's Board of Directors or compensation committee.

Executive Compensation

Director Compensation

    In May 2000, the Company made an annual grant under its 1999 Incentive Compensation Plan of 3,000 common stock options to each of Messrs. Lidsky, Ousley, and Price and Ms. Loftus. These options have an exercise price of $15.25, the fair market value on the date of grant. The directors can exercise these options starting one year after the date they are granted. However, if a director fails to serve a full year, the number of shares of common stock that director may purchase will be pro rated, based upon the length of time the departing director actually served. These options expire ten years after the date of grant.

    In August 2000, the Company adopted its new 2000 Director Stock Option Plan. The Company amended this plan in April 2001. The Company seeks stockholder ratification of the amended plan at the 2001 Annual Meeting. For more detail, see Proposal No. 3 relating to the 2000 Director Stock Option Plan. Under this plan for 2001 and following years, the Company's annual grant of common stock options to non-employee members of the Board of Directors will be at an exercise price of $1.67 per share less than the common stock's fair market value on the option grant date. The number of annual grant options is 60% of the annual cash retainer set by the Board of Directors. For 2001, the Board of Directors set its annual cash retainer at $5,000, corresponding to 3,000 annual grant options.

    Under the new 2000 Director Stock Option Plan, non-employee directors receive a grant of common stock options for each board meeting attended. In addition, the Audit and Compensation Committee members receive a grant of common stock options for each committee meeting attended. The number of options for attendance at board and committee meetings is 50% of the cash fee set annually by the Board of Directors. For 2001, the Board of Directors set its fees for attendance at board and committee meetings at $1,000 and $500, respectively, corresponding to 500 and 250 options per meeting attended. The directors can exercise these options starting immediately after the date they are granted. These options expire ten years after the date of grant. Under the plan, the Company grants the options for board or committee meeting attendance at an exercise price equal to $2.00 per share less than the common stock's fair market value on the option grant date. The following chart indicates the options granted during 2000 to directors under the new 2000 Director Stock Option Plan:

Name of Directors	Date of Grant	No. of Options	Exercise Price
Lidsky, Loftus, Ousley and Price	8/00 11/00 12/00	500 500 500	$ $ $	13.25 10.75 8.50
Lidsky, Loftus and Ousley	10/00 12/00	250 250	$ $	11.50 8.50

    Annually in advance of each calendar year, directors may elect to receive cash payments in lieu of the grants of stock options under the 2000 Director Stock Option Plan.

    The Company also reimburses all directors for expenses incurred in connection with attendance at Board and committee meetings.

Indemnification Agreements

    The Company has agreed to indemnify each director to the fullest extent permitted under Minnesota law against liability for damages and expenses, including attorneys' fees, arising out of legal actions that occur because the person is or was the Company's director, officer or employee. The indemnification agreement permits the director to demand advances against, or the creation of a trust for, expenses to be incurred in defending any covered claim. Insofar as the indemnification agreement may cover liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Executive Officer Compensation

    Summary Compensation Table.  The following table contains information regarding compensation paid during each of 2000, 1999 and 1998 to the Chief Executive Officer and the other executive officers serving at the end of 2000 whose 2000 compensation exceeded $100,000.

Annual Compensation
Name and Principal Position	Year	Salary	Other Annual Compensation		All Other Compensation(1)
Greg R. Meland, President and Chief Executive Officer(2)	2000 1999 1998	$227,000 250,000 250,000	$ $	— — 17,000		$11,250 14,000 14,000
Stephen M. Howe, Vice President—Sales and Marketing(2)	2000 1999 1998	$126,000 90,000 90,000		$75,608 97,122 104,000		11,250 13,760 14,814
Michael J. Jaeb, Vice President. Operations and Administration	2000 1999 1998	$125,004 75,724 —		$4,800 18,931 —	$ $	6,000 3,500 —
Daniel J. Kinsella, Chief Financial Officer	2000 1999 1998	$150,000 114,231 —		$6,000 33,058 —		$9,178 3,052 —
Scott D. Robinson, Chief Technical Officer	2000 1999 1998	$132,706 129,996 130,000		$5,400 32,499 —		$3,971 12,754 12,754

(1)
Represents matching and profit sharing contributions to each executive officer's account under the Company's 401(k) plan and car allowance of $6000 for each executive officer.
(2)
Other annual compensation includes sales commissions for each of these executive officers.

  Option Grants in 2000

		Individual Grants
					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
			Exercise or Base Price ($/Sh)	Expiration Date
Name					5% ($)	10% ($)
Greg R. Meland	20,000	4.2%	$18.13/share	2/4/10	$228,037	$577,891
Stephen M. Howe	7,000	1.5%	$18.13/share	2/4/10	$79,813	$202,262
Michael J. Jaeb	4,550	0.9%	$18.13/share	2/4/10	$51,878	$131,470
Daniel J. Kinsella	6,370	1.3%	$18.13/share	2/4/10	$72,630	$184,058
Scott D. Robinson	7,000	1.5%	$18.13/share	2/4/10	$79,813	$202,262

Aggregated Option Exercises and Fiscal Year-End Option Values

			Number of Unexercised Options at December 31, 2000
					Value of Unexercised In-The-Money Options at December 31, 2000
	Shares Acquired On Exercise
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Greg R. Meland	—	—	—	20,000	—	—
Stephen M. Howe	—	—	—	7,000	—	—
Michael J. Jaeb	—	—	6,281	29,675	$22,376	$67,132
Daniel J. Kinsella	—	—	25,063	81,557	$89,287	$267,854
Scott D. Robinson	—	—	—	7,000	—	—

    Employment Arrangements.  The Company does not have employment, non-competition or non-disclosure agreements with any of its executive officers or employees, other than non-competition agreements entered into in connection with the Company's acquisition of Direct Connect Systems, Inc. and non-competition agreements assigned to the Company in connection with its acquisition of assets of OpenSystems.com, Inc.

    The Compensation Table does not reflect benefits available to the Company's salaried employees as a group.

Board Compensation Committee Report on Executive Compensation

    Note: The material in this compensation committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    The Compensation Committee of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers. The Committee is comprised of three independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed and approved by the Board of Directors.

  Philosophy

    The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

  Compensation Plans

    The Company's executive compensation is generally based on three components, each of which is intended to support the overall compensation philosophy.

  Base Salary

    The Company targets base salaries at the median level for similar data storage companies. The Committee reviews salaries for executive officers on an annual basis. The Committee may approve changes based on the individual's performance or a change in competitive pay levels in the marketplace.

    The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

    The Committee set the Chief Executive Officer's salary in 2000 at $227,000, down from the 1999 level of $250,000 per year. This reflected the Committee's belief that a greater percentage of Mr. Meland's total compensation should be variable based on the Company's financial performance. The Committee believes Mr. Meland's salary to be at a competitive level for similar companies.

  Annual Incentives

    The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Because the Company did not achieve its internal financial objectives in 2000, none of the executive officers will receive an annual bonus based upon 2000 operating results.

  Equity Incentives

    Long-term equity incentives are provided through grants of stock options and other equity devices to executive officers and other key employees pursuant to the Company's 1999 Incentive Compensation Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options for employees are granted at fair market value and have value only if the Company's stock price increases. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

    The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. Outstanding performance by an individual executive officer is recognized through larger option grants.

    Out of 480,932 options granted to employees in 2000, executive officers of the Company received grants for 69,920 shares, or approximately 14.5% of the total. The Company granted 20,000 stock options to the Chief Executive Officer in 2000. The Committee believes that Mr. Meland's continued equity stake in the Company places him in a competitive level for similar companies.

    The Committee believes that the programs described above provide compensation that is competitive with comparable companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

                      COMPENSATION COMMITTEE

                      Paul F. Lidsky
                      Margaret A. Loftus
                      James E. Ousley

Stock Performance

    The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative stockholder returns on an indexed basis with the Nasdaq Composite Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors previously approved the use of the Russell 2000 Index as its industry standard index. The table below compares the cumulative total return assuming $100 was invested as of August 6, 1999, the date of the Company's initial public offering, in the common stock of the Company, the Russell 2000 Index and the Nasdaq Composite Index. The graph assumes the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

    Note: The material in this graph is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG DATALINK CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

      * $100 INVESTED ON 8/6/99 IN STOCK OR INDEX
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING DECEMBER 31.

Certain Relationships and Related Transactions

    In February 1997, the Company entered into a lease agreement for its principal executive offices with Edina Southwest Partners, a Minnesota general partnership. In June 1997, Edina Partners sold the property containing the Company's principal executive offices to 7423 Washington Avenue L.L.P., a Minnesota limited liability partnership. Five of the Company's current stockholders own approximately 85% of 7423 Washington Avenue L.L.P. In March 1999, the leases were extended through

December 2002. The rent paid to Washington Avenue L.L.P. in 1998, 1999 and 2000 was approximately $233,000, $317,000 and $323,000, respectively.

Outstanding Voting Securities and Voting Rights

    Only stockholders of record at the close of business on March 26, 2001 will be entitled to vote at the Annual Meeting and any adjournments of that meeting. At the close of business on the record date, the Company had outstanding 8,903,788 shares of $.001 par value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

    The following table sets forth information regarding beneficial ownership of the Company's common stock, as of March 26, 2001, by each person who beneficially owns 5% or more of the common stock, each of the Company's executive officers and directors and all the Company's executive officers and directors as a group.

    Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown. The address for each individual listed in the table is: c/o Datalink Corporation, 7423 Washington Avenue South, Minneapolis, Minnesota 55439.

Name of Beneficial Owner	Number(1)	Percent
Greg R. Meland(2)	3,455,690	38.8%
Stephen M. Howe(3)	713,830	8.0
Michael J. Jaeb(4)	13,502	*
Joseph J. Kaye(5)	595,650	6.7
Daniel J. Kinsella(6)	51,166	*
Paul F. Lidsky(7)	15,000	*
Margaret A. Loftus(7)	15,000	*
James E. Ousley(7)	15,000	*
Robert M. Price(7)	13,500	*
Scott D. Robinson(8)	574,680	6.5
Helen J. Torgerson	126	*
Kern Capital Management, LLC(9)	1,151,400	12.9
All executive officers and directors as a group (10 persons)(2)(3)(4)(6)(7)(8)	4,867,494	54.0

*
less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 26, 2001 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Includes 5,000 shares that Mr. Meland may acquire upon exercise of stock options within 60 days of March 26, 2001.

(3)
Includes 1,750 shares that Mr. Howe may acquire upon exercise of stock options within 60 days of March 26, 2001.

(4)
Includes 8,169 shares that Mr. Jaeb may acquire upon exercise of stock options within 60 days of March 26, 2001.

(5)
Includes 84,307 shares owned by a trust over which Mr. Kaye exercises voting and investment discretion, 212,733 shares owned by Mr. Kaye, 214,233 shares owned by Mr. Kaye's spouse and 84,307 shares owned by a trust over which Mr. Kaye's spouse exercises voting and investment discretion. Mr. Kaye disclaims beneficial ownership of the shares owned by his spouse and spouse's trust. Also includes 700 shares that Mr. Kaye may acquire upon exercise of stock options within 60 days of March 26, 2001.

(6)
Includes 26,656 shares that Mr. Kinsella may acquire upon exercise of stock options within 60 days of March 26, 2001.

(7)
Includes 15,000 shares that Mr. Lidsky, Ms. Loftus and Mr. Ousley and 13,500 shares that Mr. Price may acquire upon exercise of stock options within 60 days of March 26, 2001.

(8)
Includes 96,364 shares owned by a trust over which Mr. Robinson exercises voting and investment discretion, 190,101 shares owned by Mr. Robinson, 190,101 shares owned by Mr. Robinson's spouse and 96,364 shares owned by a trust over which Mr. Robinson's spouse exercises voting and investment discretion. Mr. Robinson disclaims beneficial ownership of the shares owned by his spouse and spouse's trust. Also includes 1,750 shares that Mr. Robinson may acquire upon exercise of stock options within 60 days of March 26, 2001.

(9)
Shares reported on Schedule 13G as of December 31, 2000. Kern Capital Management, LLC reports shared voting and investment power over all of these shares.

PROPOSAL NUMBER TWO
Approval of Increase in Shares Reserved Under the 1999 Incentive Compensation Plan

    In December 2000, the Company's Board of Directors amended the 1999 Incentive Compensation Plan, subject to approval by the stockholders, to increase the total number of shares reserved for issuance upon exercise of options to be granted under the Plan. The amendment increases the total number of shares available for stock option grants from 1,350,000 shares to a total of 3,000,000 shares. A copy of the amended Plan is attached as Appendix A.

Summary of the 1999 Incentive Compensation Plan

    On June 11, 1999, the stockholders of the Company originally adopted the Plan. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentives to employees and others upon whose efforts the success of the Company will depend to a large degree by encouraging stock ownership in order to increase such individuals' proprietary interest in the Company's success.

    Term.  Incentive stock options may be granted pursuant to the Plan through June 10, 2009. Nonqualified Stock Options may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board of Directors.

    Administration.  The Plan is administered by a Committee appointed by the Board from time to time which shall consist of not less than two members of the Board who are non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor Rule and outside directors within the meaning of Section 162(m) of the Internal Revenue Code. The Plan vests broad powers in the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the type, form and conditions of the options (which may vary from among participants). The Board has appointed the Compensation Committee to serve as the Committee administering the Plan.

    Eligibility.  All employees of the Company or any subsidiary of the Company, including executive officers and directors employed by the Company, are eligible to receive options under the Plan. At March 26, 2001, the Company had 209 employees. The Committee may at its discretion also extend awards to other individuals, including consultants and advisors.

    Options.  When an option is granted under the Plan, the Committee in its discretion will specify the number of shares of common stock which may be purchased upon exercise of the option and the option price and term. The Committee also decides if the option will be an incentive or nonqualified stock option.

    The Committee may set the term for exercise of an option and whether the option will be exercisable immediately, in stages or otherwise. In no event may the term of an incentive stock option exceed ten years. Unless the Committee otherwise specifies, each option granted under the Plan is nontransferable during the lifetime of the optionee. The Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan. Each incentive stock option must contain the limitations and restrictions upon its exercise as necessary to ensure the option's status as incentive stock option under the Code. Upon any change of control, each option becomes immediately exercisable in full for the remainder of the term without regard to any vesting or installment exercise provisions then applicable to the option.

    Upon exercise of an option under the Plan, a participant may pay the exercise price in cash or by check. In addition, a participant may exercise an option by surrender of previously acquired shares of common stock of the Company owned for at least six months. In this case, the Committee will value the surrendered shares at their fair market value.

    Amendment.  The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect. No revision or amendment will impair the terms and conditions of any outstanding option on the date of the revision or amendment to the material detriment of the participant without the participant's consent. In addition, no revision or amendment may, without the approval of the Company's stockholders, materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events.

    The Committee may equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. The Committee may also provide for the protection of participants in the event of a merger, liquidation or reorganization of the Company.

    Other Stock-Based Awards.  In addition to stock options, the Committee may use the Plan to grant other stock-based awards. These may include the grant of stock appreciation rights or restricted stock. The Company has granted none of these types of awards.

Federal Income Tax Consequences of the Plan

    Some of the options to be granted to employees pursuant to the Plan may qualify as "incentive" stock options under Section 422 of the Internal Revenue Code. Under this Section, the Plan participant realizes no taxable income when the Company grants the incentive stock option. In addition, the participant generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax.

    If the participant does not dispose of the shares acquired upon exercise for at least two years after the grant of the incentive stock option and for one year after its exercise, the participant will not realize any taxable income until he or she sells the shares. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of the stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of the stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction only to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

    Nonqualified stock options granted under the Plan do not qualify for the tax treatment described above for incentive stock options. Under present law, a participant will not realize any taxable income on the date an option is granted pursuant to the Plan. Upon exercise of the option, however, the participant will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value on the date of exercise. Upon the sale of shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive a deduction in its fiscal year in which options are exercised, equal to the amount of compensation required to be included as ordinary income by those participants exercising options.

Stock Option Grants Under the 1999 Incentive Compensation Plan

    The maximum number of shares currently issuable for stock grants under the Plan is 1,350,000. At March 26, 2001, 1,312,782 option shares have been granted to date under the Plan, leaving only 37,218 option shares that are currently available for further option grants. On adoption of the proposed amendment, the maximum aggregate number of shares issuable under the Plan will be increased by 1,650,000 to 3,000,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDING
THE PLAN TO INCREASE THE AVAILABLE OPTION SHARES.

PROPOSAL NUMBER THREE
Approval of 2000 Director Stock Option Plan

    On August 11, 2000, the Board of Directors adopted a new 2000 Director Stock Option Plan. The Company amended this plan in April 2001. The purpose of the new Director Plan is to reward non-employee directors for membership on the Board of Directors and participation in board and committee meetings. Only Board members who are not employees of the Company or any subsidiary may participate in the new Director Plan. The plan covers a maximum of 300,000 shares. For 2001 and following years, the new Director Plan will supersede the provisions of the 1999 Incentive Compensation Plan relating to the Company's annual grant of 3,000 common stock options to non-employee members of the Board of Directors. A copy of the new Director Plan is attached as Appendix B.

    Annual Grants.  Under the new Director Plan, the Company will make an automatic annual grant of options to each participating director. The number of annual grant options is 60% of the annual cash retainer set by the Board of Directors. For 2001, the Board of Directors set its annual retainer at $5,000, corresponding to 3,000 annual grant options. These options will have an exercise price of $1.67 per share less than the common stock's fair market value on the option grant date. The annual grant options will vest ratably over the director's year of service on the Board. However, upon a change of control, these options may fully vest. Directors may exercise vested options for ten years from the grant date.

    Grants for Board and Committee Meeting Attendance.  Under the new Director Plan, non-employee directors receive a grant of common stock options for each board meeting attended. In addition, the

Audit and Compensation Committee members receive a grant of common stock options for each committee meeting attended. The number of options for attendance at board and committee meetings is 50% of the cash fee set annually by the Board of Directors. For 2001, the Board of Directors set its fees for attendance at board and committee meetings at $1,000 and $500, respectively, corresponding to 500 and 250 options per meeting attended. The directors can exercise these options starting immediately after the date they are granted. These options also expire ten years after the date of grant. Under the plan, the Company grants the options for board or committee meeting attendance at an exercise price equal to $2.00 per share less than the common stock's fair market value on the option grant date.

    Cash Payment Option.  Annually in advance of each calendar year, directors may elect to receive cash payments in lieu of grants of stock options under the new Director Plan.

Federal Income Tax Consequences of the New Director Plan

    Options granted under the new Director Plan do not qualify for tax treatment as incentive stock options. Under present law, a participant will not realize any taxable income on the date an option is granted pursuant to the new Director Plan. Upon exercise of the option, however, the director will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value on the date of exercise. Upon the sale of shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive a deduction in its fiscal year in which options are exercised, equal to the amount of compensation required to be included as ordinary income by those directors exercising options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
ADOPTING THE 2000 DIRECTOR STOCK OPTION PLAN.

AUDITING MATTERS

Audit Committee Report

    Note: The material in this audit committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

    The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has also determined that all of its members are independent within the meaning of NASD Rule 4200(a)(15).

    Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE
                      Paul F. Lidsky
                      Margaret A. Loftus
                      James E. Ousley

Audit Fees

    PricewaterhouseCoopers, LLP billed the Company an aggregate of $117,000 in fees for professional services rendered for the audit of the Company's 2000 annual financial statements and the reviews of the Company's financial statements included in the Company's Form 10-Q filings made during 2000 with the Securities and Exchange Commission.

All Other Fees

    Fees billed to the Company by PricewaterhouseCoopers, LLP for all other non-audit services, including tax-related, provided during the last fiscal year totaled $340,000.

Additional Matters Regarding the Independent Auditors

    The Audit Committee is evaluating whether to recommend the engagement of the Independent Auditors to audit the 2001 financial statements of the Company. Accordingly, the Company does not seek stockholder ratification of the selection of independent auditors for 2001. A representative of PricewaterhouseCoopers, LLP will attend the Annual Meeting. This representative will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative desires.

    The Charter adopted by the Audit Committee during 2000 appears as Appendix C to this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock. The Securities and Exchange Commission requires the Company to identify any of those persons who fail to file such reports on a timely basis. To the Company's knowledge, all such filings were made on a timely basis in 2000, except for a Form 5 filing by each of Messrs. Howe, Jaeb, Kinsella, Meland and Robinson and Ms. Torgerson.

Information Concerning Stockholder Proposals

    A stockholder intending to present a proposal to be included in the Company's proxy materials for the next Annual Meeting of Stockholders must deliver the proposal in writing to the Company's principal executive offices at 7423 Washington Avenue South, Minneapolis, Minnesota 55439 no later than December 4, 2001. Any stockholder who desires to have a proposal considered at the next Annual Meeting of Stockholders must submit that proposal in writing to the Company no later than February 18, 2002.

Other Matters

Other Business

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Annual Report to Stockholders and Annual Report on Form 10-K

    A copy of the 2000 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the Securities and Exchange Commission's web site at http://www.sec.gov/edgarhp.htm.

Appendix A

DATALINK CORPORATION
1999 INCENTIVE COMPENSATION PLAN
(as amended on December 18, 2000)

ARTICLE 1.

ESTABLISHMENT, OBJECTIVES AND DURATION

    1.1  ESTABLISHMENT OF THE PLAN.  Datalink Corporation, a Minnesota corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Datalink Corporation 1999 Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Cash-Based Awards, Phantom Shares and Share-Based Awards.

    The Plan was originally approved by the Board of Directors and the Stockholders of the Company on June 11, 1999 (the "Effective Date") and supersedes the Incentive Compensation Plan originally adopted as of June 1, 1998, pursuant to which no awards were granted. On December 18, 2000, the Board of Directors amended the Plan into this form, subject to ratification by the Stockholders at the Company's 2001 Annual Meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.

    1.2  OBJECTIVES OF THE PLAN.  The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

    1.3  DURATION OF THE PLAN.  The Plan shall commence on the Effective Date as set forth in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions under Awards denominated in Shares, and with respect to all Awards, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2.

DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

    2.1 "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

    2.2 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Cash-Based Awards, Phantom Shares or Other Share-Based Awards.

    2.3 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

    2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    2.6 "CASH-BASED AWARD" means an Award granted to a Participant, as described in Article 9 herein.

    2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day (the "Date of Determination") that any one or more of the following conditions shall have been satisfied:

      (a) Any Person (other than those Persons owning stock of the Company as of the day before the IPO Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownerships of stock of the Company): (i) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; and (ii) such Person's ownership as of the Date of Determination exceeds the combined voting power beneficially owned as of the Date of Determination by the stockholders who were also stockholders of the Company on the day before the IPO Date; or

      (b) During any period of two (2) consecutive years (not including any period prior to the IPO Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

      (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

    However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participant in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

    2.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.9 "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors who are considered "outside directors" under Section 162(m) of the Code.

   2.10 "COMPANY" means Datalink Corporation, a Minnesota corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 20 herein.

   2.11 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

   2.12 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate; provided, however, that any Director who is employed by the Company or any Subsidiary or Affiliate shall be considered an Employee under the Plan and shall not be considered a Director.

   2.13 "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

   2.14 "EMPLOYEE" means any employee of the Company or its Subsidiaries or Affiliates. Directors who are employed by the Company shall be considered Employees under this Plan.

   2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

   2.16 "FAIR MARKET VALUE" shall be determined on the basis of the opening sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the security is not listed for trading on a national securities exchange, the fair market value of a security as determined in good faith by the Board.

   2.17 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

   2.18 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

   2.19 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

   2.20 "IPO DATE" means the first day on which Shares are publicly traded on the Nasdaq National Market.

   2.21 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

   2.22 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

   2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

   2.24 "PARTICIPANT" means an Employee, Director, or other individual designated by the Board who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

   2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

   2.26 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

   2.27 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

   2.28 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

   2.29 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

   2.30 "PHANTOM SHARES" means an Award granted to a Participant pursuant to Article 10 herein.

   2.31 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

   2.32 "SHARE-BASED AWARD" means an Award granted to a Participant pursuant to Article 11 herein.

   2.33 "SHARES" means the shares of Common Stock of the Company.

   2.34 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

   2.35 "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a fifty percent (50%) or greater voting interest.

   2.36 "TANDEM SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3.

ADMINISTRATION

    3.1  GENERAL.  The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate to the Committee any or all of the administration of the Plan; provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Committee shall have the authority to delegate administrative duties to employees, officers or Directors of the Company.

    3.2  AUTHORITY OF THE BOARD.  Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors and other individuals who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 17 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

    3.3  DECISIONS BINDING.  All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

    4.1  NUMBER OF SHARES AVAILABLE FOR GRANTS.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be three million (3,000,000).

    4.2  ADJUSTMENTS IN AUTHORIZED SHARES.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

    5.1  ELIGIBILITY.  Persons eligible to participate in this Plan include all Employees, Directors, and other individuals designated by the Board.

    5.2  ACTUAL PARTICIPATION.  Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, Directors, and other individuals designated by the Board, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.

STOCK OPTIONS

    6.1  GRANT OF OPTIONS.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided, however, that no Director shall be granted any ISO.

    6.2  AWARD AGREEMENT.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, termination and transferability rights, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

    6.3  OPTION PRICE.  The Option Price for each grant of an Option under this Plan shall be determined by the Board.

    6.4  DURATION OF OPTIONS.  Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

    6.5  EXERCISE OF OPTIONS.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

    6.6  PAYMENT.  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b). The Board also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

    6.7  RESTRICTIONS ON SHARE TRANSFERABILITY.  The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

    6.8  ANNUAL DIRECTOR GRANTS.  Commencing with the Company's 2000 annual stockholders' meeting and on the date of each subsequent annual stockholders' meeting occurring while the Plan remains in effect each Director then serving on the Board on the date of any such meeting shall be granted Nonqualified Stock Options to purchase 3,000 Shares. These Nonqualified Stock Options shall be exercisable commencing one year after the date of grant; provided, however, that if a Director fails to serve until the annual stockholders' meeting immediately succeeding a grant of such Options, the number of Shares that may be purchased by such Director shall be determined by multiplying 3,000 by a fraction (i) the numerator of which is the number of days between the date such Options were granted and the date the Director ceased serving on the Board and (ii) the denominator of which is the number of days between the date such Options were granted and the date of the annual stockholders' meeting immediately succeeding the date of grant. The Option Price of each Nonqualified Stock Option granted pursuant to this Section 6.8 shall be the Fair Market Value of a Share on the date of grant. These Nonqualified Stock Options will expire ten years after the date of grant.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

    7.1  GRANT OF SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Board shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

    7.2  EXERCISE OF TANDEM SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

    7.3  EXERCISE OF FREESTANDING SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

    7.4  SAR AGREEMENT.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

    7.5  TERM OF SARs.  The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

    7.6  PAYMENT OF SAR AMOUNT.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

      (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

      (b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

ARTICLE 8.

RESTRICTED STOCK

    8.1  GRANT OF RESTRICTED STOCK.  Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.

    8.2  RESTRICTED STOCK AGREEMENT.  Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

    8.3  OTHER RESTRICTIONS.  Subject to Article 12 herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

    8.4  VOTING RIGHTS.  Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

    8.5  DIVIDENDS AND OTHER DISTRIBUTIONS.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, including, without limitation, that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

ARTICLE 9.

PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

    9.1  GRANT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS.  Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

    9.2  VALUE OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS.  Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Award that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

    9.3  EARNING OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

    9.4  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES AND CASH-BASED AWARDS.  Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in lump-sum payments at such time or times designated by the Board following the close of the applicable Performance Period. Subject to the terms of this Plan, the Board in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period plus or minus any investment return from the close of the Performance Period to the date of payment as determined by the Board in its discretion. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein). In addition, Participants may, at the discretion of the Board, be entitled to exercise their voting rights with respect to such Shares.

ARTICLE 10.

PHANTOM SHARES

    10.1  GRANT OF PHANTOM SHARES.  Subject to the terms of the Plan, Phantom Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

    10.2  VALUE OF PHANTOM SHARES.  Each Phantom Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall establish the terms and conditions of such Award, including any vesting provisions.

    10.3  EARNING OF PHANTOM SHARES.  Subject to the terms of this Plan, the holder of any vested Phantom Shares shall be entitled to receive payout on the number and value of Phantom Shares earned by the Participant over the Performance Period, to be determined by the extent to which the corresponding performance goals have been achieved.

    10.4  FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES.  Payment of earned Phantom Shares shall be made in a single lump sum at such time as designated by the Board. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Phantom Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Phantom Shares at such time as designated by the Board. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. At the discretion of the Board, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Phantom Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein).

ARTICLE 11.

OTHER SHARE-BASED AWARDS

    Subject to the terms of the Plan, the Board may grant other Share-Based Awards under this Plan, including without limitation, those Awards pursuant to which Shares are acquired or may in the future be acquired. The Board, in its sole discretion, shall determine the terms and conditions of such other Share-Based Awards.

ARTICLE 12.

PERFORMANCE MEASURES

    Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 12, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

    (a) Earnings per share;

    (b) Net income (before or after taxes);

    (c) Return measures (including, but not limited to, return on assets, equity, or sales);

    (d) Cash flow return on investments which equals net cash flows divided by owners equity;

    (e) Earnings before or after taxes;

    (f)  Gross revenues;

    (g) Share price (including, but no limited to, growth measures and total stockholder return); and

    (h) Economic value added.

The Board shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward). In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 13.

BENEFICIARY DESIGNATION

    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 14.

DEFERRALS

    The Board may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 15.

RIGHTS OF EMPLOYEES/DIRECTORS

    15.1  EMPLOYMENT.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

    15.2  PARTICIPATION.  No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

    15.3  TERMINATION OF EMPLOYMENT/DIRECTORSHIP RELATIONSHIP.  Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or receive payment for any Award following termination of the Participant's employment or directorship with the Company, or termination of relationship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among Awards and may reflect distinctions based on the reasons for termination.

    15.4  NONTRANSFERABILITY.  Except as otherwise provided in a Participant's Award Agreement, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of decent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 16.

CHANGE IN CONTROL

    16.1  TREATMENT OF OUTSTANDING AWARDS.  Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

      (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

      (b) Any restriction periods and restrictions imposed on Restricted Shares which are not performance-based shall lapse;

      (c) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, Performance Units, Performance Shares, and Cash-Based Awards and Share-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control a pro rata number of shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period which has elapsed prior to the Change in Control. Awards denominated in cash shall be paid pro rata to participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

    16.2  TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS.  Notwithstanding any other provision of this Plan (but subject to the limitations of Section 17.3 hereof) or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 16 at any time and from time to time prior to the date of a Change in Control.

    16.3  POOLING OF INTERESTS ACCOUNTING.  Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 17.

AMENDMENT, MODIFICATION, AND TERMINATION

    17.1  AMENDMENT, MODIFICATION, AND TERMINATION.  Subject to Section 17.3 and 17.4, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

    17.2  ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.  The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code.

    17.3  AWARDS PREVIOUSLY GRANTED.  Notwithstanding any other provision of the Plan to the contrary (but subject to Sections 4.2 and 16.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

    17.4  COMPLIANCE WITH CODE SECTION 162(m).  At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 17, make any adjustments it deems appropriate.

ARTICLE 18.

WITHHOLDING

    18.1  TAX WITHHOLDING.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

    18.2  SHARE WITHHOLDING.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

ARTICLE 19.

INDEMNIFICATION

    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 20.

SUCCESSORS

    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21.

LEGAL CONSTRUCTION

    21.1  GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    21.2  SEVERABILITY.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    21.3  REQUIREMENTS OF LAW.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    21.4  SECURITIES LAW COMPLIANCE.  With respect to Insiders, transactions under this Plan are intended to be exempt from the application of Section 16(b) of the Exchange Act by virtue of compliance with all applicable conditions of Rule 16b-3 of the General Rules and Regulations of the Exchange Act.

    21.5  GOVERNING LAW.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Minnesota.

Appendix B

DATALINK CORPORATION
2000 DIRECTOR STOCK OPTION PLAN
(as amended on April 4, 2001)

Section 1.  Purpose

    The purposes of the Plan are to assist the Company in (1) promoting a greater identity of interests between the Company's non-employee directors and its shareholders, and (2) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

Section 2.  Definitions

    "Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Board" shall mean the Board of Directors of the Company.

    "Change of Control" shall mean the happening of any of the following events:

       (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

      (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

      (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which

  (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

      (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    "Change of Control Price" means the higher of (i) the highest reported closing price of a share of Common Stock in any transaction reported on the Nasdaq Stock Market during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of a Stock Option which was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

    "Common Stock" shall mean the common stock, $.001 par value, of the Company.

    "Company" shall mean Datalink Corporation, a Minnesota corporation.

    "Effective Date" shall mean August 11, 2000.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

    "Fair Market Value" shall mean, as of any given date, the closing price of the Common Stock on the Nasdaq Stock Market for that date (or for the preceding trading day, if no trading occurs on such date), adjusted to the next higher cent if such closing price is not a whole number. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

    "Fees" shall mean the cash payments described under Section 7 below or, if a Participant makes no timely election to receive these cash payments, the annual retainer Stock Options and periodic Stock Options to be granted under Section 8 below for attendance at board and committee meetings for a Participant in connection with his or her service on the Board or any committee thereof for any fiscal year of the Company.

    "Incentive Compensation Plan" shall mean the Company's 1999 Incentive Compensation Plan adopted as of June 11, 1999, as it may be amended from time to time.

    "Participant" shall mean each member of the Board who is not an employee of the Company or any subsidiary of the Company.

    "Plan" shall mean the Datalink Corporation 2000 Director Stock Plan.

    "Retirement" shall mean the retirement by a Participant from the Board in accordance with any formal or informal policy adopted by the Company on Director retirement.

    "Rules" shall mean the rules promulgated under the Act from time to time and the interpretations issued by Securities and Exchange Commission in respect thereof.

    "Stock Option" shall mean a non-qualified stock option, which is further defined as any right to acquire Common Stock which does not qualify as an "incentive stock option" as defined under the Code.

Section 3.  Eligibility

    Each member of the Board who is not an employee of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

Section 4.  Shares Subject to the Plan

    The maximum number of shares of Common Stock which shall be available for use under the Plan shall be 300,000, subject to adjustment pursuant to Section 16 hereunder. The shares issued under the Plan shall be authorized and unissued shares.

Section 5.  Duration of Plan

    Unless earlier terminated pursuant to Section 11 hereof, this Plan shall automatically terminate on, and no grants or elections may be made after, the date of the tenth anniversary of the approval by stockholders of the Plan pursuant to Section 17 hereof.

Section 6.  Administration

    The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

    Notwithstanding any other provision of the Plan, neither the Board nor the Committee shall be authorized to exercise any discretion with respect to the selection of Participants to receive Stock Options under the Plan or concerning the amount, timing or vesting of such Stock Options under the Plan, and no amendment or termination of the Plan shall adversely affect the interest of any Director in Stock Options previously granted to the Director without that Director's express written consent.

Section 7.  Cash Fees

    Not more often than annually, the Board shall set its annual cash retainer for service on the Board and its cash payments for attendance at meetings of the Board and its audit, compensation and other committees. Until otherwise changed, the annual retainer for Board service is $5,000 and the payment for attendance at each meeting of the Company's audit and compensation committees is $1,000 and $500, respectively. Each Participant who, prior to the beginning of any calendar year while the Plan is in effect, delivers to the Company written notice of an irrevocable election to receive Cash Fees for such upcoming calendar year rather than grants of Stock Options as provided in Section 8 below, shall receive cash payment of Fees. Any such written notice pursuant to this Section 7 shall remain in effect only for such calendar year and each Participant must make a new election for each future year.

Section 8.  Grants of Stock Options

    (a)  Annual Retainer.  Commencing with and effective as of the annual meeting of stockholders of the Company to be held in 2001, and on the date of each subsequent annual meeting of stockholders occurring while this Plan is in effect, and unless a timely election is made under Section 7 above to receive Cash Fees, each Participant shall receive a grant of Stock Options. The number of these Stock Options is 60% of the annual cash retainer fee for Board service set out in Section 7 above. Therefore, for 2001 and until the cash retainer fee is changed by the Board, the number of Stock Options is 3,000. These Stock Options shall be exercisable commencing one year after the date of grant; provided, however, that if a Participant fails to serve until the annual stockholders' meeting immediately succeeding a grant of such Stock Options, the number of shares of Common Stock that may be purchased by such Participant shall be determined by multiplying the number of Stock Options granted (initially 3,000) by a fraction (i) the numerator of which is the number of days between the date such Stock Options were granted and the date the Participant ceased serving on the Board and (ii) the denominator of which is the number of days between the date such Stock Options were granted and the date of the annual stockholders' meeting immediately succeeding the date of grant. The exercise price of the Stock Options so granted shall be the Fair Market Value per share on the date of grant, less $1.67 per share. These Stock Options will expire ten years after the date of grant.

    (b)  Participation in Board and Committee Meetings.  Commencing with and effective as of each meeting of the Board or a committee thereof held on or after the Effective Date and while this Plan is in effect, and unless a timely election is made under Section 7 above to receive Cash Fees, each Participant participating in such Board or committee meeting shall receive an additional grant of Stock Options. The number of these Stock Options is 50% of the Cash Fee for attendance at board and committee meetings set out in Section 7 above. Therefore, until changed by the Board, for Board meetings, the number of Stock Options will be five hundred (500) and for committee meetings, the number of Stock Options will be two hundred fifty (250). These Stock Options will be fully vested and exercisable immediately upon their grant. The exercise price of the Stock Options so granted shall be the Fair Market Value per share on the date of grant, less $2.00 per share. These Stock Options will expire ten years after the date of grant.

    (c)  Exercise of Stock Options.  Stock Options granted to Participants shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the shares. Participants may pay the exercise price either (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total option price (provided that the Participant has held the shares tendered for at least six (6) months prior to their tender to satisfy the option price) or (iii) by a combination of (i) and (ii). The Board also may allow cashless exercise, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, share certificates in an appropriate amount based upon the number of shares purchased under the Stock Option.

    (d)  Option Agreements.  The Company and a Participant may, but are not required to, enter into a written agreement relating to Stock Option grants; provided, that any such agreement is not inconsistent with the provisions of the Plan.

Section 9.  Transferability

    Rights and grants under the Plan may not be assigned, transferred, pledged or hypothecated, and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, any such right or grant constituting a "derivative security" under the Rules shall not be transferable by a Participant other than by will or by operation of applicable laws of descent and distribution or pursuant to a domestic relations order or qualified domestic relations order as such terms are defined by the Code or ERISA.

Section 10.  Amendment

    The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under the Act ("Rule 16b-3") no amendment to the Plan shall be adopted without further approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose, and provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Stock Options hereunder other than to comport with changes in the Code, ERISA or the regulations thereunder.

Section 11.  Termination

    The Plan may be terminated at any time by the Board or by the approval by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting held for such purpose.

Section 12.  Effect of Change of Control

    Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding and not then exercisable and vested as of the date such Change of Control is determined to have occurred, shall become fully exercisable and vested to the full extent of the original grant. During the 60-day period from and after a Change of Control (the "Exercise Period"), a Participant who holds a Stock Option shall have the right, in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option, by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of a Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised; provided, however, that if the Change of Control is within six (6) months of the date of grant of a particular Stock Option held by a Participant, no such election shall be made by such Participant with respect to such Stock Option prior to six (6) months from the date of grant. If the end of such 60-day period from and after a Change of

Control is within six (6) months from the date of grant of a Stock Option, such Stock Option shall be cancelled in exchange for a cash payment to the Participant, effected on the day which is six (6) months and one day after the date of grant of such Stock Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option.

Section 13.  Death, Disability, Termination or Retirement of Participant

    (a)  Death While A Director.  Notwithstanding any other provision of the Plan to the contrary, in the event of the death of a Participant while a member of the Board, any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option or (ii) three (3) years after the date of death.

    (b)  Disability, Retirement or Other Termination.  Except as otherwise provided by the Plan, in the event of a Participant's termination of membership on the Board as a result of the Participant's disability or Retirement or for another reason other than Cause as defined below, any Stock Options outstanding as of the date of such termination and not then exercisable shall, as to annual retainer options, be adjusted in amount to reflect the proportion earned in the final year of such Participant's service in such year (in accordance with the operation of Section 7 of this Plan) and (ii) become exercisable on the last day of the Company's then-current fiscal year. All outstanding Stock Options held by such Participant shall remain exercisable for the full period contemplated by the terms of such Stock Options. In the event of the death of a Participant subsequent to termination of membership from the Board as a result of circumstances described in this Section 13(b), any Stock Options outstanding as of the date of death and not then exercisable shall become immediately exercisable, and all outstanding Stock Options held by such Participant shall remain exercisable by the person to whom the Stock Option is transferred by will or by the laws of descent and distribution for a period of the lesser of (i) the remaining term of the Stock Option or (ii) three (3) years after the date of death.

Section 14.  Effect of Termination for Cause

    If a Participant incurs a termination of membership on the Board for Cause, such Participant's Stock Options which are not then exercisable shall be automatically cancelled immediately. Unless otherwise determined by the Board, for purposes of the Plan "Cause" shall mean (i) the conviction of the Participant for commission of a felony under Federal law or the law in the state in which such action occurred or (ii) dishonesty in the course of fulfilling the Participant's duties as a director.

Section 15.  Adjustments Upon Changes in Capitalization

    In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan and in the number, kind and option price of shares subject to outstanding Stock Options and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

Section 16.  Regulatory Matters

    The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Act, pursuant to Rule 16b-3 as promulgated thereunder, as may be further amended or interpreted by the Securities and Exchange Commission. In the event that any provision of the Plan shall be deemed not to be in compliance with the Rules in order to enjoy the exemption from the Act, such provision shall be deemed of no force or effect and the remaining provisions of the Plan shall remain in effect.

Section 17.  Effectiveness of Plan

    The Plan shall become effective as of the Effective Date. However, the Plan shall terminate if not ratified on or before the date of the Company's 2001 annual meeting of stockholders by the holders of at least a majority of the shares of Common Stock present, or represented, and entitled to vote at such meeting or at another stockholders' meeting held before such date for this purpose.

Section 18.  Resolution of Conflict with Incentive Compensation Plan

    Nothing in this Plan shall affect the rights or eligibility of Participants as to awards and grants made under the Incentive Compensation Plan prior to or after the Effective Date of this Plan. However, this Plan supersedes and replaces the provisions of Section 6.8 of the Incentive Compensation Plan relating to automatic annual director stock option grants for 2001 and fiscal years thereafter that this Plan is in effect.

Section 19.  Governing Law

    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

Appendix C

DATALINK CORPORATION
AUDIT COMMITTEE CHARTER

    The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Datalink Corporation (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, and (3) the independence and performance of the Company's Independent Accountant.

I.  Roles and Responsibilities.

    A.  Maintenance of Charter.  The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

    B.  Financial Reporting.  In consultation with the Independent Accountant and the internal auditors of the Company, the Committee shall review the Company's financial statements and make recommendations to the Board regarding the adequacy thereof. In particular, the Committee shall:

  With respect to the Annual Financial Statements:

  •
  Review and discuss the Company's audited financial statements with management and with the Company's Independent Accountant.

  •
  Review the internal reports prepared by management and the Independent Accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.

  •
  Discuss with the Independent Accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.

  •
  Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  •
  Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  With respect to Quarterly Financial Statements:

  •
  Review with management and the Independent Accountant the Company's quarterly financial statements prior to their public release and the filing of its Form 10-Q. The review may be conducted through the Chairperson of the Committee.

    C.  Internal Controls.  The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

  •
  In consultation with the Independent Accountant and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

•
Establish regular and separate systems of reporting to the Committee by each of management, the Independent Accountant and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

•
Following completion of the annual audit, review separately with each of management, the Independent Accountant and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

  •
  Review any significant disagreement among management and the Independent Accountant or the internal auditing department in connection with the preparation of the financial statements.

  •
  Ensure that the Independent Accountant is aware that the Committee is to be informed of all control problems identified.

  •
  Consider and recommend to the Board to approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the Independent Accountant, management, or the internal auditing department.

  •
  Review with the Independent Accountant, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

  •
  Receive periodic updates from management, legal counsel, and the Independent Accountant concerning financial compliance.

  •
  Review with the Company's Sr. Attorney legal matters that may have a material impact on the financial statements.

    D.  Relationship with Independent Accountant.  The Committee shall:

•
Interview, evaluate, and make recommendations to the Board with respect to the retention of, or replacement of, the Independent Accountant, considering independence and effectiveness and approve the fees and other compensation to be paid to the Independent Accountant.

•
Ensure receipt from Independent Accountant of a formal written statement delineating all relationships between the Independent Accountant and the Company, consistent with Independence Standards Board Standard I.

•
Actively engage in a dialog with the Independent Accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Accountant.

•
Take, or recommend that the Board take, appropriate action to oversee the independence of the Independent Accountant.

•
Periodically consult with the Independent Accountant out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

    Notwithstanding the foregoing, the Independent Accountant shall be ultimately accountable to the Board and the Committee, as representatives of the shareholders of the Company, and the Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Independent Accountant (or to nominate the Independent Accountant to be proposed for shareholder approval in any proxy statement).

II.  Membership Requirements.

  •
  The Committee shall consist of at least three directors chosen by the Board.

  •
  Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

  •
  At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.

•
All Committee members shall be independent directors (as defined in Rule 4200(a)(14) of the NASDAQ) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

III. Structure.

  •
  Unless appointed by the Board, the Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.

  •
  The Committee Chairperson shall review and approve an agenda in advance of each meeting.

  •
  The Committee shall meet at least twice annually, or more frequently as circumstances dictate.

  •
  The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

  •
  The Committee may request any officer or employee of the Company or the Company's outside counsel or the Independent Accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Accountant. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Accountant or to assure compliance with laws and regulations and the Company's Corporate policies.

DATALINK CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 8, 2001
3:00 p.m.
Marriott Southwest Hotel
5801 Opus Parkway
Minnetonka, Minnesota

Datalink Corporation 7423 Washington Avenue South Minneapolis, Minnesota 55439	PROXY

This proxy is solicited by the Board of Directors.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Daniel J. Kinsella and Greg R. Meland, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Paul F. Lidsky 02 Margaret A. Loftus	03 Greg R. Meland 04 James E. Ousley	05 Robert M. Price	/ /	Vote FOR all nominees (except as marked)	/ /	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an increase in the shares reserved under the Company's 1999 Incentive Compensation Plan.			/ / For	/ /	Against	/ /	Abstain
3.	To approve the Company's 2000 Director Stock Option Plan.			/ / For	/ /	Against	/ /	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box / /	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

Time, Date and Place of Annual Meeting
Information Concerning the Proxy
PROPOSAL NUMBER ONE Election of Directors
Executive Compensation
Stock Performance
Certain Relationships and Related Transactions
Outstanding Voting Securities and Voting Rights
PROPOSAL NUMBER TWO Approval of Increase in Shares Reserved Under the 1999 Incentive Compensation Plan
PROPOSAL NUMBER THREE Approval of 2000 Director Stock Option Plan
AUDITING MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Information Concerning Stockholder Proposals
Other Matters
  Appendix A
1999 INCENTIVE COMPENSATION PLAN
ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION
ARTICLE 2. DEFINITIONS
ARTICLE 3. ADMINISTRATION
ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
ARTICLE 6. STOCK OPTIONS
ARTICLE 7. STOCK APPRECIATION RIGHTS
ARTICLE 8. RESTRICTED STOCK
ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS
ARTICLE 10. PHANTOM SHARES
ARTICLE 11. OTHER SHARE-BASED AWARDS
ARTICLE 12. PERFORMANCE MEASURES
ARTICLE 13. BENEFICIARY DESIGNATION
ARTICLE 14. DEFERRALS
ARTICLE 15. RIGHTS OF EMPLOYEES/DIRECTORS
ARTICLE 16. CHANGE IN CONTROL
ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION
ARTICLE 18. WITHHOLDING
ARTICLE 19. INDEMNIFICATION
ARTICLE 20. SUCCESSORS
ARTICLE 21. LEGAL CONSTRUCTION
  Appendix B
2000 DIRECTOR STOCK OPTION PLAN
Section 1. Purpose
Section 2. Definitions
Section 3. Eligibility
Section 4. Shares Subject to the Plan
Section 5. Duration of Plan
Section 6. Administration
Section 7. Cash Fees
Section 8. Grants of Stock Options
Section 9. Transferability
Section 10. Amendment
Section 11. Termination
Section 12. Effect of Change of Control
Section 13. Death, Disability, Termination or Retirement of Participant
Section 14. Effect of Termination for Cause
Section 15. Adjustments Upon Changes in Capitalization
Section 16. Regulatory Matters
Section 17. Effectiveness of Plan
Section 18. Resolution of Conflict with Incentive Compensation Plan
Section 19. Governing Law
  Appendix C
AUDIT COMMITTEE CHARTER